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                                                                    EXHIBIT 99.1

HANOVER COMPRESSOR COMPANY COMPLETES ACQUISITION OF OEC COMPRESSION CORPORATION

HOUSTON--(BUSINESS WIRE)--March 19, 2001--Hanover Compressor Company (NYSE: HC), a leading provider of outsourced natural gas compression services, today reported that it had completed its previously announced acquisition of Dallas-based gas compression rental, service and treating firm OEC Compression Corporation (AMEX: OOC) in an all-stock transaction for approximately $101.1 million, including the assumption of approximately $62.1 million of indebtedness of OEC.

Under the terms of the merger agreement announced last July, Hanover will issue an aggregate of approximately 1,141,000 shares of common stock to stockholders of OEC, and OEC stockholders will receive .0307692 shares of Hanover common stock for each share of OEC common stock they own.

``The acquisition of OEC Compression marks another important chapter in the steady, rapid growth of Hanover Compressor Corporation,'' said Hanover Chief Executive Officer Michael J. McGhan. ``This acquisition is a further step in our strategic plan to extend Hanover's leadership of the compression rental services market. We are confident that this acquisition will enhance Hanover's compression services business by expanding our sales and service network, increasing the scope and capacity of our compressor rental and related service operations and significantly adding to our rapidly growing customer base. We believe that Hanover will be able to meaningfully improve the operations and financial performance of OEC. Our confidence is supported by the robust business environment that our customers and we are now experiencing, indicating that a period of strong growth in the compression and gas handling industries is underway. This future growth will be the product not only of the successful integration of our recent acquisitions, but also due to the strong internal growth Hanover sees as customers continue to outsource more and more of the gas compression and treatment process to total solution providers.''

Hanover Compressor Company is the market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gashandling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates,"
"expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition; the introduction of competing technologies by other
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companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.